SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): September 7, 2004

                             NTL INCORPORATED
          (Exact name of registrant as specified in its charter)

     DELAWARE           FILE NO. 000-22616             52-1822078
    (State of        (Commission File Number)         (IRS Employer
   Incorporation)                                   Identification No.)

                       909 THIRD AVENUE, SUITE 2863,
                         NEW YORK, NEW YORK 10022
                      (Address of principal executive
                            offices) (zip code)

                 Registrant's telephone number, including
                         area code: (212) 906-8440

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                             TABLE OF CONTENTS



Item 1.01      Entry Into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


SIGNATURES
----------
Exhibit 99.1

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On September 7, 2004, NTL Incorporated ("NTL") entered into an employment agreement with Jacques Kerrest defining the terms of his employment with NTL as Chief Financial Officer. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On September 7, 2004, NTL issued a press release announcing that its current Chief Financial Officer, Scott E. Schubert, age 51, would become NTL's Executive Vice President - Corporate Development, effective as of September 20, 2004. Mr. Schubert's existing employment agreement with NTL will be amended to extend its expiration date from December 31, 2004 to April 30, 2005 and to reflect the change in his title and duties. Mr. Schubert joined NTL as Chief Financial Officer in March 2003.

(c) On September 7, 2004 NTL issued a press release announcing the appointment of Jacques Kerrest, age 57, as Chief Financial Officer, effective as of September 20, 2004.

     Mr. Kerrest's employment agreement covers the period from September 20, 2004 through December 31, 2006 and provides for the following:

  o  a base salary of GBP300,000 per year;
  o bonuses of up to 150% of base salary, at the discretion of the board of directors;
  o the opportunity to participate in all employee benefit plans and arrangements made available by NTL to its executive officers, to the extent these benefits can be provided in the UK;
  o in the event Mr. Kerrest is terminated without cause or pursuant to a constructive termination without cause, payment of a lump-sum equal to three times his base salary;
  o in the event Mr. Kerrest's agreement is not renewed, or a successor agreement is not entered into, and the non-renewal is not for cause or by reason of his death or disability, payment of a lump-sum equal to one-half times his base salary, and, in the event he is not employed within six months after such non-renewal, additional monthly payments of one-twelfth of his base salary for up to six months or until he secures any subsequent employment;
  o non-competition and non-solicitation covenants that survive for eighteen months following termination of employment with NTL;
  o standard expatriate benefits package and tax equalization consistent with NTL's tax equalization policy;
  o grant of options to purchase 200,000 shares of NTL's common stock pursuant to the Amended and Restated NTL 2004 Stock Incentive Plan, one-fifth of which will vest on each of September 20, 2005, 2006, 2007, 2008, and 2009. In the event of a change of control of NTL, all unvested options will vest immediately. Each option will have an exercise price equal to the fair market value per share on September 20, 2004.

     There are no familial relationships between Mr. Kerrest and any other director or executive officer of NTL. Other than the employment agreement, since the beginning of NTL's last fiscal year, there have been no transactions between Mr. Kerrest or any member of his immediate family and NTL in which the amount involved exceeded $60,000. None of Mr. Kerrest's former employers are affiliates of NTL.

     Mr. Kerrest currently is the Managing Director and Chief Financial
Officer of Equant, a subsidiary of France Telecom that is a leading provider of global IP and data services for businesses, a position he has held since June 2003. From July 1997 to June 2003, Mr. Kerrest served as Senior Vice President and Chief Financial Officer at Harte-Hanks Inc., a customer relationship management and business solutions company. From July 1995 to July 1997, Mr. Kerrest served as Chief Financial Officer of the Chancellor Broadcasting Corporation.

     A copy of the press release issued by NTL on September 7, 2004 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Exhibits

     99.1 Press Release, dated September 7, 2004

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NTL INCORPORATED


Dated September 7, 2004                  By: /s/ Scott E. Schubert
                                             -----------------------

                                             Name:  Scott E. Schubert
                                             Title: Chief Financial Officer